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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 17, 1997

                       OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)




     DELAWARE                           1-9210            95-4035997
 (State or other jurisdiction         (Commission        (I.R.S. Employer
  of incorporation)                   File Number)       Identification No.)


           10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
           (Address of principal executive offices)     (ZIP code)

             Registrant's telephone number, including area code:
                              (310) 208-8800


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

Item 5.   Other Events
-------   ------------

           Occidental Petroleum Corporation reported on April 17, 1997 net income of $179 million ($.47 per share) for the first quarter of 1997, compared with net income of $134
million  ($.35 per share) for the first quarter of 1996.   The
first quarter of 1996 included an after-tax $30 million extraordinary loss resulting from the early retirement of high-coupon debt. Sales were $2.8 billion for the first quarter of 1997, compared with $2.5 billion for the same period in 1996.

           Oil and gas divisional earnings were $228 million for the first quarter of 1997, compared with $161 million for 1996. The increase in 1997 earnings resulted primarily from higher worldwide crude oil and natural gas prices and cost benefits from the reorganization, partially offset by higher taxes, depreciation and exploration expense.

          Natural gas transmission divisional earnings for the first quarter of 1997 were $91 million, compared with $121 million for 1996. The decline in 1997 earnings resulted primarily from lower margins on sales and transportation, partially offset by reduced costs.

           Chemical divisional earnings for the first quarter of 1997 were $92 million, compared with $118 million for 1996. The decline in 1997 earnings resulted primarily from lower margins, resulting from higher feedstock and raw material costs and the unfavorable impact due to an outage at the Bayport, Texas facility.

           Interest expense in the first quarter of 1997 was $101 million, compared with $130 million for the first quarter of 1996. The decline in interest expense is primarily attributable both to lower average debt levels as a result of early debt retirements in 1996 and to lower average interest rates.

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SUMMARY OF DIVISIONAL NET SALES AND EARNINGS
(Millions, except per-share amounts)
                                                           First Quarter
                                                      ------------------
Periods Ended March 31                                   1997       1996
==============================================        =======    =======
DIVISIONAL NET SALES
    Oil and gas                                       $   842    $   754
    Natural gas transmission                              854        702
    Chemical                                            1,075      1,068
    Other                                                 (10)        (2)
                                                      _______    _______
                                                      $ 2,761    $ 2,522
===============================================       =======    =======
DIVISIONAL EARNINGS
    Oil and gas                                       $   228    $   161
    Natural gas transmission                               91        121
    Chemical                                               92        118
                                                      _______    _______
                                                          411        400
UNALLOCATED CORPORATE ITEMS
    Interest expense, net                                (101)      (130)
    Income taxes (a)                                     (125)       (99)
    Other                                                  (6)        (7)
                                                      _______    _______

INCOME BEFORE EXTRAORDINARY ITEMS                         179        164

Extraordinary gain(loss), net                               -        (30)
                                                      _______    _______
NET INCOME                                                179        134

Preferred dividends                                       (23)       (23)
                                                      _______    _______

EARNINGS APPLICABLE TO COMMON STOCK                   $   156    $   111
                                                      =======    =======

PRIMARY EARNINGS PER COMMON SHARE
  Income before extraordinary items                   $   .47    $   .44
  Extraordinary gain(loss), net                             -       (.09)
                                                      _______    _______
PRIMARY EARNINGS(LOSS) PER COMMON SHARE               $   .47    $   .35
                                                      =======    =======
FULLY DILUTED EARNINGS PER COMMON SHARE
  Income before extraordinary items                   $   .46    $   .43
  Extraordinary gain(loss), net                             -       (.09)
                                                      _______    _______
FULLY DILUTED EARNINGS(LOSS) PER COMMON SHARE         $   .46    $   .34
                                                      =======    =======

AVERAGE COMMON SHARES OUTSTANDING                       330.1      319.4
===============================================       =======    =======

 (a) Includes an adjustment to corporate taxes, as quarterly consolidated taxes are computed in accordance with APB Opinion No. 28 and hence are based on projections of total-year income and taxes. Also, includes an offset for credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings in the first quarter of 1997 and 1996 have benefited from credits allocated by $4 million, $12 million and $6 million at oil and gas, natural gas transmission and chemical, respectively.

SUMMARY OF OPERATING STATISTICS
                                                           First Quarter
                                                      ------------------
Periods Ended March 31                                   1997       1996
===================================================   =======    =======

NET OIL, GAS AND LIQUIDS PRODUCTION PER DAY

United States
    Crude oil and condensate (thousands of barrels)        58         58

    Natural gas liquids (thousands of barrels)             12         11

    Natural gas (millions of cubic feet)                  593        615


Other Western Hemisphere
    Crude oil and condensate (thousands of barrels)       122        128


Eastern Hemisphere
    Crude oil and condensate (thousands of barrels)        94        103

    Natural gas (millions of cubic feet)                  126        135



NATURAL GAS TRANSMISSION DELIVERIES

Sales (billions of cubic feet)                            210        193

Transportation (billions of cubic feet)                   442        519





CAPITAL EXPENDITURES (millions)                       $   276    $   233
                                                      =======    =======

DEPRECIATION, DEPLETION AND
    AMORTIZATION OF ASSETS (millions)                 $   242    $   224
===================================================   =======    =======

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                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          OCCIDENTAL PETROLEUM CORPORATION
                                                    (Registrant)




DATE: April 18, 1997                     S. P. Dominick, Jr.
                                         ---------------------------------
                                         S. P. Dominick, Jr.,
                                         Vice President and Controller
                                         (Chief Accounting and Duly
                                         Authorized Officer)



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